                                                           POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS,  that the undersigned director of American Skandia Life Assurance  Corporation,  a Connecticut
corporation  (the  "Corporation"),  does  hereby  make,  constitute  and  appoint  Kathleen  A.  Chapman,  Corporate  Secretary  of the
Corporation,  and in her absence,  Maureen Meade, Assistant Corporate Secretary, as his true and lawful attorney-in-fact and agent with all power and authority on his behalf to sign her name on any and all  registration  statements,  applications  for  exemptive  relief, documents,  instruments,  and/or  exhibits  related  thereto  and  any and all  amendments  thereto  (including  any and all  pre-  and post-effective  amendments  to any  registration  statement)  on any form or forms for the  purpose of  registering  Annuity,  Variable
Annuity and Variable  Life  Insurance  products  under the  Securities  Act of 1933 and the  Investment  Company Act of 1940,  with the
Securities and Exchange Commission,  granting unto said  attorney-in-fact and agent full power and authority to do and perform each and every act authorized by the Power of Attorney and the  undersigned  does hereby ratify and confirm all that said  attorney-in-fact  and agent may lawfully do or cause to be done by virtue thereof.

         IN WITNESS WHEREOF, the undersigned has subscribed hereunder this
         31st day of October, 2001.

                                                     _/s/ Robert G. Whitcher
                                                              Robert G. Whitcher